Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114744 on Form S-8 of our report dated June 26, 2009, relating to the financial statements and supplemental schedules of AB Car Rental Services, Inc. Retirement Savings Plan, appearing in this Annual Report on Form 11-K of AB Car Rental Services, Inc. Retirement Savings Plan for the year ended December 31, 2008.

/s / Deloitte & Touche LLP
New York, New York
June 26, 2009

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